UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    December 17, 2010

BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s Telephone Number, including Area Code (203) 661-1926

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, we entered into Retention and Severance Agreements with each of Robert H. Barghaus (Vice President and Chief Financial Officer), Anne M. Butler (Vice President of Blyth and President of PartyLite Worldwide) and Robert B. Goergen, Jr. (Vice President and President, Multi-Channel Group).  The agreements provide that, in the event of termination of employment by us without Cause (as defined in the agreement) or by the executive officer for Good Reason (as defined in the agreement) and subject to certain notice and cure periods as provided for in the agreements, the executive officer will be entitled to severance payments and other benefits from us (in addition to salary, unpaid bonuses, if any, and outstanding expense reimbursements through the date of termination).  The severance entitlement would consist of the following: (i) a payment equal to twice the sum of then current annual base salary plus the average annual bonus over the five years prior to termination, payable in 24 equal installments (except that, in the case of a Change of Control (as defined in the agreement) within two years of termination, payment of such amount or any remaining unpaid portion will be accelerated and paid in a lump sum); (ii) payment of a prorated annual bonus as determined under our Management Performance Incentive Program based upon achievement of performance conditions for the then current year, at such times as payments of bonuses are made to employees generally; (iii) immediate vesting of all unvested restricted stock units or performance-based cash awards under our applicable plans with payments at such times as set forth in the agreements (including with respect to any plans adopted after the date of the agreements), (iv) continued participation until comparable coverage is obtained under a subsequent employer’s plan in all of our health insurance plans for up to two years (or, if such continued participation is not available in our plans, payment of after tax amounts sufficient to cover the costs of comparable coverage) and (v) payment of expenses up to $50,000 until the executive officer obtains comparable full time re-employment for outplacement assistance expenses.  The agreements also contains restrictive covenants with respect to non-competition,  non-solicitation of our employees and certain parties in specified business relationships with us, and confidentiality, all in accordance with the terms thereof set forth in the agreements.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1	Blyth, Inc. Retention and Severance Agreement dated December 17, 2010 by and between Blyth, Inc. and Robert H. Barghaus

10.2	Blyth, Inc. Retention and Severance Agreement dated December 17, 2010 by and between Blyth, Inc. and Anne M. Butler

10.3	Blyth, Inc. Retention and Severance Agreement dated December 17, 2010 by and between Blyth, Inc. and Robert B. Goergen, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: December 17, 2010	By: /s/ Michael S. Novins
Name: Michael S. Novins Title: Vice President & General Counsel